EXHIBIT 4.1
                             SUBSCRIPTION AGREEMENT


H.E.R.C. Products Incorporated
2202 West Lone Cactus Drive, Suite 15
Phoenix, Arizona  85027

Ladies and Gentlemen:


         Subscription. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $___________ of shares of Class A Preferred Stock , $.01 par value ("Preferred Stock"), of H.E.R.C. Products Incorporated, a Delaware corporation ("Company"), on the terms and conditions set forth herein. The per share offering price is $10.00 ("Share Price") and the number of shares of Preferred Stock being purchased by me will be calculated by dividing the above dollar amount by the per share offering price. Perrin, Holden & Davenport Capital Corp. ("PHD") is acting as the exclusive placement agent for this offering ("Placement Agent").

           Description of Preferred Stock. The rights of each share of Preferred Stock are as set forth in the Certificate of Designations which is included as Exhibit A in the Disclosure Package given to you simultaneously with this Agreement ("Disclosure Package").

                   Purchase.

                  I hereby tender (i) the purchase price by wire transfer to the following account ("Account") maintained by the Company's attorneys, Graubard Mollen & Miller:

                 Bankers Trust Company
                 280 Park Avenue
                 New York, New York  10017
                 ABA No.:  021001033
                 Attention:  Florence Blanchard
                 For further credit to:    Graubard Mollen & Miller
                                           Attorney Trust Account No. 42834468,

and (ii) two executed copies of this Subscription Agreement and one copy of the Subscriber Questionnaire to the Placement Agent at Perrin, Holden & Davenport Capital Corp., 17 John Street, 3rd Floor, New York, New York 10038, Attention:
Mr. Jody Eisenman.

                   This offering will continue until the earlier of the Final Closing (as defined in Section 4 hereof) or November 30, 1996, unless such latter date is extended, without notice to the Investor, by mutual consent of PHD and the Company to a date not later than December 15, 1996 ("Termination Date"). Prior to the earlier of the closing, if any, with respect to my subscription or the Termination Date, my payment for the Preferred Stock will be held by Graubard Mollen & Miller in the Account subject to the terms and conditions herein. If subscriptions for at least $1,000,000 of Preferred Stock are not received and accepted by the Company by the Termination Date, my payment will be returned to me without interest or deduction. Upon the earlier of a closing for my subscription or completion of the offering, I will be notified promptly by the Company as to whether my subscription has been accepted.

                  Acceptance or Rejection of Subscription.

      The Company and PHD have the right to reject this subscription for the Preferred Stock, in whole or in part for any reason and at any time prior to a Closing (as defined in Section 4 hereof), notwithstanding prior receipt by me of notice of acceptance of my subscription.

      In the event of the rejection of this subscription, my subscription payment will be promptly returned to me without interest or deduction and this Subscription Agreement shall have no force or effect. In the event my subscription is accepted and the offering is completed, the funds specified above shall be released to the Company and the certificates representing the Preferred Stock will be promptly delivered to me.

          Closing.  The initial  closing of this offering may occur at any time after the sale by the Company of Preferred Stock aggregating $1,000,000 ("Initial Closing"), as determined jointly by the Company and PHD. Thereafter, closings may occur from time to time, as determined jointly by the Company and PHD, until Preferred Stock aggregating $1,500,000 have been sold ("Final Closing" and, with the Initial Closing and any interim closing, a "Closing") or the Termination Date, whichever occurs sooner. Notwithstanding the foregoing, PHD, with the Company's consent, will be able to adjourn any Closing until the Termination Date to enable it to continue to obtain subscriptions for additional Preferred Stock up to the maximum number of shares of Preferred Stock being offered by the Company in this offering. The Preferred Stock subscribed for herein shall not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and a Closing with respect to such Preferred Stock has occurred.

          Issuance of Securities. At each Closing, the Company will deliver the certificates representing the Preferred Stock to me or my agent for deposit into my personal securities account at PHD or for delivery to me. The certificates representing the Preferred Stock and the common stock, $.01 par value, of the Company ("Common Stock") into which the Preferred Stock is convertible shall be legended as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                  ("ACT") OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND COMPLIANCE WITHIN ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  After the Registration Statement, referenced in Section 6 hereinbelow, is declared effective by the Securities and Exchange Commission, the Investor may deliver to the Company the certificate representing the Common Stock of the Company issued to such Investor upon conversion of the Preferred Stock and the Company will, within three days after receipt by the Company of the foregoing, issue a new certificate representing and in exchange for the aforementioned certificate, which new certificate shall be legended as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT (i) THE REGISTRATION STATEMENT IS CURRENT AND EFFECTIVE, (ii) THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (iii) THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS.

                    Registration Rights.

                    The  Company  agrees  with  the  Investor  and  PHD to
register under a registration statement ("Registration Statement") filed pursuant to the Securities Act of 1933, as amended ("Securities Act") and such state "Blue Sky" laws of those states as are reasonably selected by the Investor, the shares of Common Stock into which the Preferred Stock may be converted and the shares of Common Stock underlying the warrants to be issued to PHD in connection with this sale of securities by the Company (collectively, the "Registrable Securities"). The Company agrees to file the Registration Statement on or before the 30-day anniversary of the Initial Closing of the Offering. The Company agrees to use its best efforts to have the Registration Statement declared effective by February 14, 1997 and undertakes to have the Registration Statement declared effective by April 15, 1997. If the Registration Statement is not declared effective by the close of business on April 15, 1997, as provided in the Certificate of Designations, the conversion rate will be lowered. Notwithstanding the foregoing reduction in the conversion rate, the Investor may pursue all other legal remedies available to it for the failure to file and have declared effective the Registration Statement as agreed to by the Company in this Agreement. The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or until all such securities may be sold by the holders thereof under Rule 144 without volume limitations. Notwithstanding the foregoing, during any consecutive 365-day period, the Company may suspend the availability of the Registration Statement for no more than two periods of up to 20 consecutive days and for no more than an aggregate of 40 days during any 365-day period, if the Company's Board of Directors determines, based upon the opinion of legal counsel, that there is valid purpose for such suspension.

                  To the extent permitted by law, the Company will indemnify and hold harmless each holder of the Registrable Securities ("Holder"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus

(as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Holder expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

      Investor Agreements Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company and the Placement Agent as follows:

      I am aware that my investment in the Company involves a high degree of risk, and I carefully have read and fully understand the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, the Company's Proxy Statement dated June 11, 1996 and the Company's Prospectus dated June 12, 1996, which are included as Exhibits B, C, D and E, respectively, in the Disclosure Package.

      I acknowledge and am aware that there is no assurance as to the future performance of the Company.

      I acknowledge that notwithstanding the Company's commitment herein, there can be no assurance that the Company will file any Registration Statement for the securities I am purchasing, that such Registration Statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the Common Stock registered thereon.

      I am purchasing the Preferred Stock for my own account for investment and not with view to or for sale in connection with the distribution of the Preferred Stock, nor with any present intention of selling or otherwise disposing of all or any part of the Preferred Stock. I understand that there may not be any market for the Preferred Stock. I agree that (1) the purchase of the Preferred Stock is a long-term investment, (2) I may have to bear the economic risk of investment for an indefinite period of time because neither the Preferred Stock nor the Common Stock underlying the Preferred Stock have been registered under the Securities Act and, notwithstanding the Company's commitment herein, may not be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under said Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Preferred Stock and, except as set forth herein, the Company is under no obligation to register the Common Stock underlying the Preferred Stock on my behalf or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place legends denoting the restrictions on the Preferred Stock and the Common Stock to be issued hereunder or conversion of the Preferred Stock, as the case may be.

      I recognize that the Preferred Stock, as an investment, involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the total loss of my investment. I believe that the investment in the Preferred Stock is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company.

      I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Package, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking questions of, and receiving answers from, such officers concerning the terms and conditions of the offering of the Preferred Stock and the business and operations of the Company and to obtain any additional information, to the extent reasonably available. I have received all information and material regarding the Company that I have requested.

      I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Preferred Stock and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative as defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act in connection with evaluating such merits and risks.

      I have relied solely upon my own investigation in making a decision to invest in the Company.

     I have  received no  representation  or warranty from the Company or the Placement Agent or any of their respective officers, directors, employees or agents in respect of my investment in the Company and I have received no information (written or otherwise) from them relating to the Company or its business other than as set forth herein and in the Disclosure Package. I am not participating in the offer as a result of or subsequent to: (I) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      I have had full opportunity to ask questions and to receive satisfactory answers concerning the offering and other matters pertaining to my investment and all such questions have been answered to my full satisfaction. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

      I have been provided an opportunity to obtain any additional information concerning the offering and the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

      I am an "accredited investor" as defined in Section 2(15) of the Act and in Rule 501 promulgated thereunder.

      I understand that (i) the Preferred Stock and the underlying securities have not been registered under the Securities Act, or the securities laws of certain states in reliance on specific exemptions from registration,
(ii) no securities administrator of any state or the federal government has recommended or endorsed this offering or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws.

      I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment.

      If the Investor is a corporation, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an Investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

      I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability.

      I hereby acknowledge that I have been told that (ii) PHD is being compensated as the Placement Agent and will receive a cash commission equal to 10% of the aggregate purchase price of the Preferred Stock sold in the offering to all Investors and will be issued a warrant to purchase that number of shares of Common Stock that equals the number of shares of Preferred Stock sold in the Offering divided by two, exercisable at $3.00 per share for the five years after the last Closing and (iii) the Common Stock underlying the warrant issued to PHD is being registered under the Securities Act on the same registration statement as the shares of Common Stock which will be issuable on conversion of the Preferred Stock.

      I agree that prior to the conversion of all the Preferred Stock purchased hereunder, I will not sell the Common Stock "short" on any securities market on which the Common Stock is traded.

           Indemnification.  I hereby agree to indemnify and hold harmless
PHD and the Company, each of their respective officers, directors, shareholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses, including reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein. PHD is a third-party beneficiary of this Section, and this Section may not be modified or amended without the prior written agreement of PHD.

           Severability. In the event any part of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

          Choice of Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Investor each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

          Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.


          Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto (and PHD to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. PHD shall be deemed to be a third-party beneficiary with respect to any sections hereof which so state or which otherwise indicate that PHD would be entitled to rely on the representations, warranties or covenants made by me therein.

          Notices and Addresses. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar courier delivery by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

 Investor:                  At the address designated on the signature page of
                                  this Subscription Agreement.

 The Company:               H.E.R.C. Products Incorporated
                            2202 West Lone Cactus Drive, Suite 15
                            Phoenix, Arizona 85027
                            Attention: S. Steven Carl, Chief Executive Officer
                            Fax: (602) 492-0336

 Placement Agent:           Perrin, Holden & Davenport Capital Corp.
                            17 John Street, 3rd Floor
                            New York, New York  10038
                            Attention:  Jody Eisenman
                            Fax:  (212) 566-4977

 in any case,
 with a copy to:            Graubard Mollen & Miller
                            600 Third Avenue
                            New York, New York 10016-2097
                            Attention:  David Alan Miller, Esq.
                            Fax:  (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile deliver. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

          Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally but, rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

          Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

          Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and the payment for, the Preferred Stock.

           Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Preferred Stock subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

         RESIDENTS OF ALL STATES: THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE UNITS

ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL INVESTMENT SUMMARY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         FOR CONNECTICUT RESIDENTS: THE UNITS OFFERED HAVE NOT BEEN REGISTERED UNDER SECTION 36-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND ARE OFFERED AND SOLD PURSUANT TO AN EXEMPTION RELATING TO TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING PURSUANT TO SECTION 36- 490(b)(9)(A) THEREOF. THE UNITS CANNOT BE RESOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         FOR MARYLAND RESIDENTS: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE MARYLAND SECURITIES ACT BY REASON OF AN EXEMPTION RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE MARYLAND SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION.

         FOR NEW JERSEY RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY NOR HAS THE BUREAU PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE OFFERED ONLY TO BONA FIDE ADULT RESIDENTS OF THE
STATE OF NEW JERSEY.

         FOR FLORIDA RESIDENTS: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT ("FLORIDA SECURITIES ACT") , AND THEY THEREFORE HAVE THE STATUS OF SECURITIES ACQUIRED IN AN EXEMPT TRANSACTION UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGREEMENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICH EVER OCCURS LATER.

         THE AVAILABILITY OF THE PRIVILEGE TO VOID SALES PURSUANT TO SECTION 517.061(11)(a)(5) IS HEREBY COMMUNICATED TO EACH FLORIDA OFFEREE.

         Manner in Which Title is to be Held.  (check one)

     ____ Individual Ownership
     ____ Community Property
     ____ Joint  Tenant with Right of  Survivorship  (both  parties must  sign)
     ____ Partnership
     ____ Tenants  in common
     ____ Corporation
     ____ Trust
     ____ Other (please indicate)


INDIVIDUAL INVESTORS                          ENTITY INVESTORS


----------------------------------------        -------------------------------
Signature (Individual)                          Name of Entity, if any


                                                By:

                                                     *Signature

                                                Its
-----------------------------------------          ----------------------------
Signature (all record holders should sign)            Title


-----------------------------------------          ----------------------------
Name(s) Typed or Printed                               Name Typed or Printed

Address to Which Correspondence                 Address to Which Correspondence
Should be Directed                              Should be Directed

-----------------------------------------       -------------------------------
-----------------------------------------       -------------------------------
-----------------------------------------       -------------------------------
City, State and Zip Code                        City, State and Zip Code

-----------------------------------------       -------------------------------
Social Security Number                          Tax Identification

* If Preferred Stock is being subscribed for by any entity, the Certificate of Signatory on the next page must also be completed.

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

                                                H.E.R.C. PRODUCTS INCORPORATED


Dated:------------------, 1996                       By:

                            CERTIFICATE OF SIGNATORY


(To be completed if Preferred Stock is being subscribed for by an entity)




         I, _______________________________, the

--------------------------------
       (name of signatory)                           (title)

of ----------------------------------------------------------("Entity"), a
                       (name of entity)

 -----------------------------------------------.
                  (type of entity)

hereby certify that the above entity is duly empowered and authorized to purchase the Preferred Stock and that I am duly empowered and authorized by the entity to execute the Subscription Agreement on its behalf.


         IN WITNESS WHEREOF, I have executed this Certificate this ____ day of _________, 1996.



                                                -----------------------------
                                                        (Signature)